Exhibit 10(q)

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               Information and Processing Services Schedule No. 2
                          To Master Services Agreement
                     Dated April 30,1991 (the "Agreement")
                                     between
INTERSTATE/JOHNSON LANE CORP. (acting on behalf of itself and those of its subsidiaries listed on the Subsidiary Schedule attached hereto and made a part hereof, "Client")
                                      and
                ADP FINANCIAL INFORMATION SERVICES, INC. ("ADP")

This Information and Processing Schedule No. 2 to the Agreement (this "Schedule") shall replace and supersede in its entirety Information and Processing Services Schedule No. 1 to the Agreement, dated as of September l, 1996 between Client and ADP. Unless otherwise defined herein, all terms defined in the Agreement shall have the same meanings when used herein.

1.A     SERVICES TO BE PROVIDED
ADP agrees to provide, and Client agrees to receive, the brokerage processing services (the "Services") listed in the Information and Processing Services Price Schedules dated January 20, 1998 (the "Price Schedules") attached hereto and made a part hereof. The "Services" shall also include, free of charge, any generally available enhancements to, or replacements for, the Services and any other ADP brokerage processing services generally available now or after the date of this Schedule to any ADP back-office client, provided, that such Services are not available on a stand-alone basis (whether such services are developed or acquired by ADP, such as services of ICI, Merrin and Wilco). All Services shall be provided in accordance with the terms and conditions of this Schedule and the Agreement. The Services shall be provided on a service bureau basis and, except as set forth below in Paragraph 12 with respect to BPS Advantage, shall not include the licensing of any software to Client. Any additional services will be provided by ADP to Client upon the execution of an additional schedule by the parties.

1.B  TERMINATION  OF  ADVENT  SERVICES
Client acknowledges that ADP plans to discontinue support of its Advent portfolio management interface product, known as "POINT." Client hereby agrees to terminate all use of the POINT service upon 60 days' notice from ADP (the "POINT Termination Date"). Client hereby acknowledges that ADP and Advent Software, Inc. ("Advent") are in the process of developing a new interface that will be available to connect Client to Advent's Axys 2.0 product which product will be available to replace the POINT service and, if Client elects to use Axys 2.0, ADP will provide the related portfolio management interface at the same cost to Client as the POINT service and will implement Client's conversion to Axys 2.0 at no charge, except for reimbursement of out-of-pocket costs incurred by ADP in connection with such conversion. Charges for Client's use of the Axys
2.0 product shall be determined between Client and Advent. Notwithstanding anything herein or in the Agreement to the contrary, ADP shall not be obligated to continue to provide the POINT service to Client after the POINT Termination Date. ADP shall have no liability to Client as a result of the discontinuation of the POINT Service.

2.      TERM OF SCHEDULE
The initial term of this Schedule shall be for a period commencing as of July 1, 1998 (the "Effective Date") and ending June 30, 2003 (the "Initial Schedule Term"). After the expiration of the Initial Schedule Term, the term of this Schedule shall automatically continue until terminated by either party by giving at least six months' prior written notice of termination to the other.

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3.      MONTHLY CHARGES
A. Charges/Monthly Service Minimum. The initial charges for the Services, including the minimum monthly charges (the "Monthly Service Minimum"), are set forth in the Price Schedules. The parties hereby acknowledge and agree that (i) Client shall be billed additionally for each customer trade in excess of 78,174 per month and (ii) additional billing for firm trades will begin when firm trade volume exceeds 24,600 trades per month. Trade counts are based on ADP's S211 detail. (As of the date hereof, Client customer trades are calculated as follows: S211 Account Number 9003141 - (S211 Account Number 8093047 + S211 Account Number 8093120 + S211 Account Number 8093119; and Client firm trades are calculated as follows: S211 Account Number 9003150 + S211 Account Number 9048790.)) As Client changes its business or ADP implements new processing procedures, billing counters may be changed accordingly. Trade counts consist of all customer and firm account ranges. Mutual Funds Routing System (MFRS) offset trades are netted from the customer trades. If Client requires the processing of trade types other than those provided for in the Price Schedules, the rate to be charged for such other trade types shall be mutually agreed upon by the parties.

B. Price Protection. Monthly charges for the Services shall not be increased during the Initial Schedule Term except as provided in Paragraph 3(C) below. Unless otherwise agreed, the charges for the Services following the expiration of the Initial Schedule Term shall be equal to 110% of ADP's then-current charges for the Services.

C. Material Transaction Adjustment. In the event that Client (directly, or through any of its subsidiaries) increases the number of its terminals to more than 1375 through acquisition, merger, consolidation or otherwise, the parties hereto shall mutually agree upon an increase in the Monthly Service Minimum to take into account such acquisition, merger, consolidation or other increase.

D. TCP/IP Charges. TCP/IP charges (Interactive Terminal Access charges and IP Address Translation charges) will be waived for the first 1375 devices (or sessions) using such service. All devices (or sessions) above 1375 will be billed at ADP's then standard rates.

E. Third Party Charges (Pass-Throughs). All pass-through and/or direct entitlement fees authorized by Client, including, but not limited to, charges for supplies, postage and delivery, communication charges, data base and other information provider fees (including exchange fees) and/or royalties and federal, state and local government fees shall not be included in the Monthly Service Minimum and shall be borne by Client. Any increases in such charges made by the respective third party shall also be borne by Client.

F. Disaster Recovery Charges. The monthly charge for disaster recovery services provided to Client pursuant to the Disaster Recovery Addendum for Plan No. 2 dated October 31, 1993 as amended, is not included in the Monthly Service Minimum.

G. Government Requests. Client agrees that ADP shall be entitled to the recovery of charges incurred as a result of special requests for reports made by authorized government agencies (which are made subject to subpoena or other regulatory action) (not including industry investigations or information requests). Such amounts shall not be included in the Monthly Service Minimum and shall be borne by Client.

4.      BACK OFFICE CREDIT
ADP will provide to Client a monthly credit of $50,000 against the monthly service charges for the Services if Client is in compliance with the terms and conditions of this Schedule and the Agreement.

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5.      CORRESPONDENT TRADE CREDIT
ADP shall waive the trade processing charges set forth on Page 2 of the Price Schedules for the first three months hereunder with respect to trades related to a firm that becomes a correspondent of Client after the Effective Date that was not an ADP or Securities Industry Software Corporation ("ADP/SIS") back office client or a correspondent of an ADP or ADP/SIS back office client prior to becoming a correspondent of Client, if (i) Client is not in default under the Agreement and, (ii) Client has notified ADP within 6 months of such correspondent's startup. With respect to any such correspondent, Client shall remain responsible for (i) all charges for data communications, supplies, vendor fees and other pass through charges related to such new correspondent and (ii) all conversion charges.

6.      OMS PLUS CONVERSION
Client hereby acknowledges that ADP's OMS Plus System will replace the DNS System and, if Client elects to convert from the DNS System to the OMS Plus System, ADP will implement such conversion at no charge. In connection with such conversion services, ADP agrees to provide, at a central site agreed upon by Client and ADP, training in the use of the OMS Plus System to the trainers and network supervisors designated by Client as provided below. Such training shall be provided at no charge, except for reimbursement of out-of-pocket costs incurred by ADP in connection therewith. Any additional training requested by Client shall be provided at ADP's then current rates, plus reimbursement of out-of-pocket expenses. Notwithstanding anything herein or in the Agreement to the contrary, ADP shall not be obligated to continue to provide DNS Services to Client after the Initial Schedule Term if Client elects not to convert to the OMS Plus System, and ADP shall have no liability to Client as a result of such discontinuation of DNS Services.

7.         INDEMNIFICATION
Client shall indemnify and hold harmless ADP from and against any loss, liability, claim, damage or expense (other than any loss, liability, claim, damage or expense arising out of infringement covered by Paragraph 19(B) of the Agreement) arising from or in connection with any action, proceeding or claim made or brought against ADP by any third party, for any inadvertent or unintentional ADP error, omission or failure incident or pursuant to this Agreement.

8.      RETURN OF RECORDS

Upon termination of this Schedule for any reason, ADP, at Client's request, will provide a computer printout or magnetic tape of all of Client's records then retained by ADP, provided that ADP has been paid for all Services rendered to the date of termination (not including amounts disputed by Client in good faith, provided that Client delivers to ADP a reasonably detailed written summary of any such disputes) and, provided further, that ADP is paid at its then-standard rates for providing the services necessary to return such records.

9.      CONFIDENTIALITY OF THE TERMS OF THE AGREEMENT
The parties agree that the terms and conditions of the Agreement and of this Schedule shall constitute Confidential Information for purposes of Paragraphs 10 and 11 of the Agreement and shall be treated in accordance therewith.

10.     CLIENT ACCESS LICENSE
A License. Client hereby grants to ADP the perpetual, non-exclusive right to use the software, files, data bases, and all copyrights, trade secrets and other intellectual or industrial property rights therein, and all modifications, enhancements and custom programming thereto, relating to Client's Internet BPSA front-end software product, "Client Access" (the "Software").

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B. Proprietary Rights  Infringement.  Client warrants that such Software is free from any claim of infringement of any United States patent, copyright, trademark or trade secret. Client shall indemnify and hold ADP harmless from any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of any infringement by such Software of any United States patent, copyright, trademark or trade secret of any third party provided that:

      a) promptly after becoming aware of the existence of any claim or litigation for which indemnity may be sought under this Paragraph 10.B., ADP shall give Client written notice thereof, together with any and all documentation related to such claim or litigation; and

      b) ADP shall cooperate with Client in every reasonable way, at Client's expense, to facilitate the defense or settlement of any such claim or litigation.

If ADP is enjoined or otherwise prohibited form using such Software, Client shall, at its sole expense and at Client's option, (x) procure for ADP the right to continue using such Software or (y) substitute a noninfringing version of such Software in a manner satisfactory to ADP so that such Software becomes noninfringing and still conforms to its applicable functional and technical specifications.

11. BPS Advantage Source Code License
A. License. ADP hereby grants to Client the non-exclusive, non-transferable right to use the source code for the BPS Advantage graphical user interface and the associated stored procedures (the "Source Code") during the term of this Schedule solely in connection with its authorized use of the BPS Advantage data model and in accordance with the terms and conditions hereof. Client shall not distribute any form or portion of, or any derivative work from, the Source Code. Upon execution and delivery of this Schedule, ADP shall furnish to Client one copy of the Source Code for use in accordance herewith.

B. Ownership, Use and Confidentiality. The Source Code shall remain the sole and exclusive property of ADP, and shall be, and shall be treated by Client as, Confidential Information. Client will not use the Source Code for its own corporate purposes or otherwise, except in accordance with the terms of this Schedule. Without limiting the generality of the foregoing, Client shall store the licensed copy of the Source Code in a secure place and shall ensure that access thereto is controlled by an executive officer of Client. Client agrees that it will not, and will not allow any person having access to the Source Code to, disclose or use the same, except in accordance with the terms of this Schedule. Client shall not use, or permit any third party to use, the Source Code or any portion thereof for any software development or any other purpose not explicitly authorized herein.

C. Compliance with Provision. From time to time upon ADP's request, Client shall furnish to ADP a written certification, signed by an executive officer of Client, stating that Client is in compliance with the terms of this Paragraph
11. If Client attempts to use, transfer or otherwise dispose of all or any portion of the Source Code, or any duplication or modification thereof, in any manner contrary to the terms of this Schedule, ADP shall have the right, in addition to such other remedies which may be available to it, to injunctive relief enjoining such acts or attempts, it being acknowledged that legal remedies are inadequate.

D. Return of Source Code. The Source Code (including all copies thereof) shall be returned to ADP upon the termination of this Schedule. Upon return of the Source Code, Client shall, at ADP's request, furnish to ADP a written certification, signed by an executive offficer of Client, stating that Client has not retained any copies of the Source Code or any modifications thereof.

12. REQUIRED PROVISION OF SYBASE, INC.
Client acknowledges and agrees that the Sybase SQL Server Program and the Sybase Replication Server Program (the "Programs") used in connection with ADP's BPS Advantage product shall only be used by the Client as set forth below to read, in a view-only format, the Services and the Programs shall not be downloaded or used to create or alter tables, schemas or databases or otherwise develop or modify in any

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way the applications or performance of other programming tasks. Notwithstanding the foregoing, Client may access to the Programs through ADP tools or third party tools; provided, that any access shall be restricted to the following:
Client may access the Services embedding a copy of the Programs which are deployed on ADP's premises or Client's site, provided that in either instance, Client shall not (i) copy the application(s) embedding the Programs, (ii) use the Programs other than to process Client's own transactions and transactions for entities that operate on a fully disclosed basis through Client as correspondents, or (iii) access the Programs for general development. Client may also develop applications against the BPS Advantage database using tools supplied by ADP, Sybase or other third parties.

13. YEAR 2000
ADP represents that the software applications and systems which are components of the Services, will be Year 2000 Compliant. For purposes of the foregoing, "Year 2000 Compliant" means that all applications and system products, programs, files, data bases and/or functionalities are no more likely to produce logical or arithmetical inconsistencies when dealing with dates beyond December 31, 1999 than they are when dealing with dates prior to and including December 31, 1999.

IF THERE IS ANY CONFLICT BETWEEN THE PROVISIONS OF THIS SCHEDULE AND THE PROVISIONS OF THE AGREEMENT, THE PROVISIONS OF THIS SCHEDULE SHALL PREVAIL.

ADP FINANCIAL INFORMATION SERVICES, INC.        INTERSTATE/JOHNSON LANE CORP.

By: /s/ Frederick J. Koczwara                   By: Ray Mulligan
    ----------------------------                    ----------------------------
Name and                                        Name and
Title: Frederick J. Koczwara                    Title:  Ray Mulligan
       -------------------------                      --------------------------
       Senior Vice President                          Senior Vice President
       -------------------------                      --------------------------
       7/31/98                                        7/18/98
       -------------------------                      --------------------------


THIS SCEHEDULE SHALL BECOME EFFECTIVE UPON BEING SIGNED BY AN AUTHORIZED OFFICER OFFICER OF ADP AND CLIENT.